Exhibit 10.7

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) is made as of this 12th day of May, 2016 by the parties signatory hereto (collectively, the “Grantors” and each, individually, a “Grantor”) in favor of BAM Administrative Services LLC, in its capacity as agent for the Investors under the Purchase Agreement (as defined below) (in such capacities, and together with its successors, transferees and assigns, the “Secured Party”).

WITNESSETH:

WHEREAS, Grantors entered into that certain Security Agreement dated March 7, 2014 (the “Original Security Agreement”); and

WHEREAS, the undersigned desire to amend the Original Security Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Original Security Agreement, the undersigned, intending to be legally bound, agree as follows:

1. Amendment to Recitals.  The first “Whereas” clause of the Original Security Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, PEDEVCO Corp. (the “Company”) is party to that certain Amended and Restated Note Purchase Agreement dated May 12, 2016 (as amended, amended and restated, supplemented, or otherwise modified from time to time, the “Purchase Agreement”) by and between the Company, the investors party thereto (collectively, the “Investors” and each, individually, an “Investor”) and Secured Party, as agent for the Investors, pursuant to which the Investors agreed to extend loans to the Company in the original principal amount of up to $85,000,000 (the ”Loans”), repayment of which is evidenced by certain Amended and Restated Secured Promissory Notes or Senior Secured Promissory Notes, each dated May 12, 2016, issued to each Investor (the “Notes”), and”

2. Integration of Amendment and Original Security Agreement.  From and after the effective date of this Amendment, the Original Security Agreement and this Amendment shall be read as one Security Agreement.  Except as set forth in this Amendment, all other terms and conditions of the Original Security Agreement are not being modified or amended, and shall remain in full force and effect.

3. Duplicate Originals; Counterparts.  This Amendment may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Amendment may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Amendment.

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IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Security Agreement as of the day and year first above written.

Pacific Energy Development Corp. By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President	White Hawk Petroleum, LLC By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President
Pacific Energy & Rare Earth Limited By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President	Blackhawk Energy Limited By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President
Pacific Energy Development MSL, LLC By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President	Red Hawk Petroleum, LLC By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President
PEDEVCO Corp. By: /s/ Michael L. Peterson Name: Michael L. Peterson Title: President
Acknowledged and agreed to: BAM Administrative Services LLC, as Agent By: /s/ Dhruv Narain Name: Dhruv Narain Title: Authorized Signatory